                                                                 EXHIBIT 10.30


                          LOAN AND SECURITY AGREEMENT

                            Dated as of May 14, 1996

                                     Among

                       BANKAMERICA BUSINESS CREDIT, INC.

                                 as the Lender

                                      and

                               SPORT CHALET, INC.

                                as the Borrower

                 TABLE OF CONTENTS
                 -----------------

1.   DEFINITIONS...............................   1
     Account...................................   1
     Account Debtor............................   1
     Adjusted Net Earnings from Operations.....   1
     Adjusted Tangible Assets..................   1
     Adjusted Tangible Net Worth...............   2
     Affiliate.................................   2
     Anniversary Date..........................   2
     Assigned Contracts........................   2
     Availability..............................   2
     Bank......................................   3
     Borrowing.................................   3
     Business Day..............................   3
     Capital Adequacy Regulation...............   3
     Capital Expenditures......................   3
     Capital Lease.............................   4
     Closing Date..............................   4
     Code......................................   4
     Collateral................................   4
     Contaminant...............................   4
     Current Assets............................   4
     Current Liabilities.......................   4
     Debt......................................   4
     Distribution..............................   5
     DOL.......................................   5
     Eligible Inventory........................   5
     Environmental Compliance Reserve..........   5
     Environmental Laws........................   5
     Environmental Lien........................   6
     Equipment.................................   6
     ERISA.....................................   6
     ERISA Affiliate...........................   6
     ERISA Event...............................   6
     Event.....................................   7
     Event of Default..........................   7
     Financial Statements......................   7
     Fiscal Year...............................   7
     Funding Date..............................   7
     GAAP......................................   7
     Guaranty..................................   7

     Increased Advance Rate....................   7
     Intercompany Accounts.....................   7
     Interest Period...........................   7
     Inventory.................................   8
     IRS.......................................   8
     Latest Projections........................   8
     Letter of Credit Agreement................   8
     Letter of Credit..........................   8
     LIBOR Interest Rate Determination Date....   8
     LIBOR Rate................................   8
     Eurodollar Reserve Percentage.............   9
     LIBOR.....................................   9
     LIBOR Rate Loans..........................   9
     LIBOR Revolving Loan......................   9
     Lien......................................   9
     Loans.....................................   9
     Loan Documents............................   9
     Multi-employer Plan.......................  10
     1992 Agreement............................  10
     Normal Advance Rate.......................  10
     Notice of Borrowing.......................  10
     Notice of Conversion/Continuation.........  10
     Obligations...............................  10
     Other Taxes...............................  10
     Participating Lender......................  10
     Payment Account...........................  10
     PBGC......................................  10
     Pension Plan..............................  11
     Permitted Liens...........................  11
     Permitted Rentals.........................  11
     Person....................................  11
     Plan......................................  11
     Premises..................................  11
     Proceeds..................................  12
     Property..................................  12
     Proprietary Rights........................  12
     Public Authority..........................  12
     Receivables...............................  12
     Reference Rate............................  13
     Reference Rate Loans......................  13
     Reference Rate Revolving Loans............  13
     Release...................................  13
     Rent Reserve..............................  13

     Reportable Event.........................   13
     Requirement of Law.......................   13
     Restricted Investment....................   13
     Reversions...............................   14
     Revolving Loans..........................   14
     Security Interest........................   14
     Solvent..................................   14
     Subsidiary...............................   14
     Taxes....................................   14
     Tax Indemnification Agreement............   14
     Total Facility...........................   14
     UCC......................................   14
     Unused Line Fee..........................   14
     Working Capital..........................   15
     Accounting Terms.........................   15
     Other Terms..............................   15

2.   LOANS AND LETTERS OF CREDIT..............   15
     2.1   Total Facility.....................   15
     2.2   Revolving Loans....................   15
     2.3   Letters of Credit..................   16

3.   INTEREST AND OTHER CHARGES...............   17
     3.1   Interest...........................   17
     3.2   Conversion and Continuation
             Elections........................   18
     3.3   Maximum Interest Rate..............   19
     3.4   Capital Adequacy...................   20

4.   PAYMENTS AND PREPAYMENTS.................   20
     4.1   Revolving Loans....................   20
     4.2   Place and Form of Payments;
             Extension of Time................   20
     4.3   Application and Reversal of
             Payments.........................   20
     4.4   INDEMNITY FOR RETURNED PAYMENTS....   21

5.   LENDER'S BOOKS AND RECORDS; MONTHLY
       STATEMENTS.............................   21

6.   TAXES, YIELD PROTECTION AND ILLEGALITY...   21
     6.1   Taxes..............................   21
     6.2   Illegality.........................   22
     6.3   Increased Costs and Reduction
             of Return........................   23
     6.4   Funding Losses.....................   23
     6.5   Inability to Determine Rates.......   24
     6.6   Survival...........................   24

7.   COLLATERAL...............................   24
     7.1   Grant of Security Interest.........   24
     7.2   Perfection and Protection of
             Security Interest................   25
     7.3   Location of Collateral.............   26
     7.4   Title to, Liens on, and Sale
             and Use of Collateral............   26
     7.5   Appraisals.........................   26
     7.6   Access and Examination.............   27
     7.7   Insurance..........................   27
     7.8   Collateral Reporting...............   28
     7.9   Accounts...........................   28
     7.10  Collection of Accounts; Payments...   29
     7.11  Inventory..........................   29
     7.12  Equipment..........................   30
     7.13  Assigned Contracts.................   30
     7.14  Documents, Instruments, and
             Chattel Paper....................   31
     7.15  Right to Cure......................   31
     7.16  Power of Attorney..................   31
     7.17  Lender's Rights, Duties, and
             Liabilities......................   32

8.   BOOKS AND RECORDS; FINANCIAL INFORMATION;
       NOTICES................................   32
     8.1   Books and Records..................   32
     8.2   Financial Information..............   33
     8.3   Notices to Lender..................   35

9.   GENERAL WARRANTIES AND REPRESENTATIONS...   36
     9.1   Authorization, Validity, and
             Enforceability of this Agreement
             and the Loan Documents...........   36
     9.2   Validity and Priority of Security
             Interest.........................   37
     9.3   Organization and Qualification.....   37
     9.4   Corporate Name; Prior Transactions.   37
     9.5   Subsidiaries and Affiliates........   37
     9.6   Financial Statements and
             Projections......................   37
     9.7   Capitalization.....................   38
     9.8   Solvency...........................   38
     9.9   Debt...............................   38
     9.10  Distributions......................   38
     9.11  Title to Property..................   38
     9.12  Adequate Assets....................   38
     9.13  Real Property; Leases..............   38
     9.14  Proprietary Rights Collateral......   38
     9.15  Trade Names and Terms of Sale......   39
     9.16  Litigation.........................   39
     9.17  Restrictive Agreements.............   39

     9.18   Labor Disputes....................   39
     9.19   Environmental Laws................   39
     9.20   No Violation of Law...............   41
     9.21   No Default........................   41
     9.22   ERISA Compliance..................   41
     9.23   Taxes.............................   42
     9.24   Use of Proceeds...................   42
     9.25   Private Offerings.................   42
     9.26   Broker's Fees.....................   42
     9.27   No Material Adverse Change........   42
     9.28   Disclosure........................   42

10.  AFFIRMATIVE AND NEGATIVE COVENANTS.......   43
     10.1   Taxes and Other Obligations.......   43
     10.2   Corporate Existence and Good
              Standing........................   43
     10.3   Compliance with Law and
              Agreements......................   43
     10.4   Maintenance of Property and
              Insurance.......................   43
     10.5   Environmental Laws................   43
     10.6   ERISA.............................   44
     10.7   Mergers, Consolidations,
              Acquisitions, or Sales..........   44
     10.8   Distributions; Capital Changes....   44
     10.9   Transactions Affecting Collateral
              or Obligations..................   44
     10.10  Guaranties........................   44
     10.11  Debt..............................   45
     10.12  Prepayment........................   45
     10.13  Transactions with Affiliates......   45
     10.14  Business Conducted................   45
     10.15  Liens.............................   45
     10.16  Sale and Leaseback Transactions...   45
     10.17  New Subsidiaries..................   45
     10.18  Restricted Investments............   45
     10.19  Capital Expenditures..............   45
     10.20  Operating Lease Obligations.......   46
     10.21  Minimum Interest Coverage.........   46
     10.22  Adjusted Tangible Net Worth.......   47
     10.23  Further Assurances................   49

11.  CLOSING; CONDITIONS TO CLOSING...........   49
     11.1   Conditions Precedent to Making
              of Loans on the Closing Date....   49
     11.2   Conditions Precedent to Each
              Loan............................   50

12.  DEFAULT; REMEDIES........................   51
     12.1   Events of Default.................   51


13.  REMEDIES.................................   53

14.  TERM AND TERMINATION.....................   54

15.  MISCELLANEOUS............................   55
     15.1   Cumulative Remedies; No Prior
              Recourse to Collateral..........   55
     15.2   No Implied Waivers................   55
     15.3   Severability......................   55
     15.4   Governing Law.....................   55
     15.5   Consent to Jurisdiction and
              Venue; Service of Process.......   55
     15.6   Waiver of Jury Trial..............   56
     15.7   Arbitration; Reference Proceeding.   56
     15.8   Survival of Representations and
              Warranties......................   57
     15.9   Other Security and Guaranties.....   57
     15.10  Fees and Expenses.................   57
     15.11  Notices...........................   58
     15.12  Indemnification...................   59
     15.13  Waiver of Notices.................   59
     15.14  Binding Effect; Assignment;
              Participations..................   60
     15.15  Modification......................   60
     15.16  Counterparts......................   60
     15.17  Captions..........................   61
     15.18  Right of Set-Off..................   61
     15.19  Participating Lender's Security
              Interests.......................   61

          LOAN AND SECURITY AGREEMENT, dated as of May 14, 1996, by and between BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, with offices at Two North Lake Avenue, Suite 400, Pasadena, California 91101 (the "Lender") and
                                                                ------
SPORT CHALET, INC., a Delaware corporation, with offices at 920 Foothill Boulevard, La Canada, California 91011 (the "Borrower").
                                              --------

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, the Borrower has requested the Lender make available to the Borrower a revolving line of credit for loans and letters of credit in an amount not to exceed $20,000,000, which extensions of credit the Borrower will use for its working capital needs and general business purposes as permitted hereunder.

          NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Lender hereby agree as follows:

     1.   DEFINITIONS.  As used herein:
          -----------

          "Account" means the Borrower's right to payment for a sale or lease
           -------
and delivery of goods or rendition of services.

          "Account Debtor" means each Person obligated in any way on or in
           --------------
connection with an Account.

          "Adjusted Net Earnings from Operations" means, with respect to any
           -------------------------------------
fiscal period of the Borrower, the Borrower's net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, less any and all of the following included in such net income: (a) gain or loss arising from the sale of capital asset; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any corporation, substantially all the assets of which have been acquired by the Borrower in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any business entity in which the Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Borrower in the form of cash distributions; (e) earnings of any Person to which assets of the Borrower shall have been sold, transferred or disposed of, or into which the Borrower shall have been merged, or which has been a party with the Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Borrower or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

          "Adjusted Tangible Assets" means all of the Borrower's assets except:
           ------------------------
(a) deferred assets, other than prepaid insurance and prepaid taxes; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (c) Restricted Investments; (d) unamortized debt discount and expense; (e) assets of the Borrower constituting Intercompany Accounts; and
(f) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date.

          "Adjusted Tangible Net Worth" means, at any date: (a) the book value
           ---------------------------
(after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a balance sheet of the Borrower at such date prepared in accordance with GAAP less (b) the amount at which the
                                           ----
Borrower's liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities not already considered in (a) above which would be shown on such balance sheet or disclosed in the notes thereto.

          "Affiliate" means:  (a) a Person which, directly or indirectly,
           ---------
controls, is controlled by or is under common control with, the Borrower; (b) a Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Borrower; or (c) a Person in which five percent of any class of the voting stock is beneficially owned or held, directly or indirectly, by the Borrower. The term control (including the terms "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

          "Anniversary Date" means each anniversary of the Closing Date.
           ----------------

          "Assigned Contracts" means, collectively, all of the Borrower's rights
           ------------------
and remedies under, and all moneys and claims for money due or to become due to the Borrower under any material contracts and any and all amendments, supplements, extensions, and renewals thereof including, without limitation, all rights and claims of the Borrower now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with the foregoing agreements; (b) for any damages arising out of or for breach default under or in connection with the foregoing agreements; (c) to all other amounts from time to time paid or payable under or in connection with the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

          "Availability" means at any time the lesser of:
           ------------

               (a) The amount of Twenty Million Dollars ($20,000,000) (the

"Maximum Revolving Credit Line") or
- ------------------------------   --

          (b) up to fifty percent (50%) of the value of Eligible Inventory (the "Normal Advance Rate"); provided, however, that if no Event of Default has
                        -----------------
occurred and is continuing, Lender will upon Borrower's request, make advances of up to fifty-five percent (55%) of the value of Eligible Inventory (the "Increased Advance Rate") subject to the following conditions: (a) the Increased Advance Rate shall not be in effect for more than 120 days during any Fiscal Year; (b) the Increased Advance Rate shall not be in effect more than once per year; and (c) at the end of any period during which the Increased Advance Rate has been in effect, the Normal Advance Rate must then be in effect for a period of at least 180 consecutive days before Borrower may again request the Increased Advance Rate;

          provided, however, that at all times Availability shall be reduced by
          --------  -------
the sum of:

          (i)   the unpaid balance of Revolving Loans at that time;

          (ii) the aggregate undrawn face amount of all outstanding Letters of Credit which the Lender has caused to be issued or obtained for the Borrower's account;

          (iii) reserves for accrued interest on the Revolving Loans, the Environmental Compliance Reserve, the Rent Reserve; and

          (iv) all other reserves which the Lender has notified Borrower are being established and which the Lender in its reasonable discretion deems necessary or desirable to maintain with respect to the Borrower's account, including, without limitation, any amounts which the Lender may be obligated to pay in the future for the account of the Borrower.

          "Bank" means Bank of America National Trust and Savings Association in
           ----
San Francisco, California.

          "Borrowing" means a borrowing hereunder consisting of Revolving Loans
           ---------
made on the same day by the Lenders to the Borrower.

          "Business Day"  means (a) any day that is not a Saturday, Sunday, or a
           ------------
day on which banks in San Francisco, California, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

          "Capital Adequacy Regulation" means any guideline, request or
           ---------------------------
directive of any central bank or other Public Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capital Expenditures" means all payments due (whether or not paid)
           --------------------
during a Fiscal Year in respect of the cost of any fixed asset (which shall also include vehicles and leasehold improvements) or improvement, or replacement, substitution, or addition thereto, which have a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

          "Capital Lease" means any lease of Property by the Borrower that, in
           -------------
accordance with GAAP, should be reflected as a liability on the balance sheet of the Borrower.

          "Closing Date" means the date of this Agreement, being the date first
           ------------
above written.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Collateral" has the meaning given to such term in Section 7.1
           ----------

          "Contaminant" means any waste, pollutant, hazardous substance, toxic
           -----------
substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

          "Current Assets" means at any date the amount at which the current
           --------------
assets of the Borrower (other than assets constituting Intercompany Accounts) would be shown on a balance sheet of the Borrower as at such date, prepared in accordance with GAAP.

          "Current Liabilities" means at any date the amount at which the
           -------------------
current liabilities of the Borrower would be shown on a balance sheet of the Borrower as at such date, prepared in accordance with GAAP.

          "Debt" means all liabilities, obligations and indebtedness of the
           ----
Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (a) the Borrower's liabilities and obligations to trade creditors; (b) all Obligations;
(c) all obligations and liabilities of any Person secured by any Lien on the Borrower's Property, even though the Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and
                                --------  -------
liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (d) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such

Property; provided, however, that all such obligations and liabilities which are
          --------- -------
limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (e) all accrued pension fund and other employee benefit plan obligations and liabilities; and (f) all obligations and liabilities under Guaranties; and (A) deferred taxes.

          "Distribution" means, in respect of any corporation:  (a) the payment
           ------------
or making of any dividend or other distribution of Property in respect of capital stock of such corporation, other than distributions in capital stock of the same class; or (b) the redemption or other acquisition of any capital stock of such corporation.

          "DOL" means the United States Department of Labor or any successor
           ---
department or agency.

          "Eligible Inventory" means Inventory, valued at the lower cost (on a
           ------------------
first-in, first-out basis determined by the retail method of accounting) or market, net of accrued shrinkage reserves, that constitutes first quality new replacement parts held for sale, new spare parts held for sale, and finished goods and that: (a) is not, in the Lender's reasonable opinion, slow moving, team sales (i.e., promotional items), obsolete or unmerchantable; (b) is located at premises owned or leased by the Borrower or on premises otherwise reasonably acceptable to the Lender, provided, however, that Inventory located on premises
                          --------  -------
leased to the Borrower shall not be Eligible Inventory unless either the Borrower shall have delivered to the Lender a written waiver, duly executed on behalf of the appropriate landlord and in form and substance acceptable to the Lender, of all Liens which the landlord for such premises may be entitled to assert against such Inventory or the Rent Reserve shall have been established as to the Premises wherein such Inventory is located; (c) upon which the Lender has a first priority perfected security interest; (d) is not work-in-process, packaging and shipping materials, supplies, bill-and-hold Inventory, returned or defective Inventory, Inventory held for lease or rental or Inventory delivered to the Borrower on consignment; and (e) the Lender, in the exercise of its reasonable discretion, deems eligible as the basis for Revolving Loans based on such collateral and credit criteria as the Lender may from time to time establish. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

          "Environmental Compliance Reserve" means all reserves which the Lender
           --------------------------------
from time to time establishes for amounts that are reasonably required to be expended in order for the Borrower and the Borrower's operations and Property to comply with Environmental Laws or in order to correct any violation by the Borrower or the Borrower's operations or Property of Environmental Laws.

          "Environmental Laws" means all federal, state and local laws, rules,
           ------------------
regulations, ordinances, programs, permits, guidance, orders and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the Borrower's business and facilities (whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. S 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. S 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. S 2601 et seq., as amended; the Clean Water Act, 33 U.S.C. S 466 et seq., as amended; the Clean Air Act, 42 U.S.C. S 7401 et seq., as amended; state and federal lien and environmental cleanup programs; and U.S. Department of Transportation regulations.

          "Environmental Lien" means a Lien in favor of any Public Authority for
           ------------------
(a) any liability under any Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "Equipment" means all of the Borrower's now owned and hereafter
           ---------
acquired machinery, equipment, furniture, furnishings, fixtures (except to the extent such fixtures constitute real property or are owned by a lessor pursuant to a lease under which Borrower is the lessee), and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower and all of the Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

          "ERISA" means the Employee Retirement Income Security Act of 1974., as
           -----
amended.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension
           -----------
Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of

ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

          "Event" means any event or condition which, with notice, the passage
           -----
of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default

          "Event of Default" has the meaning given to such term in Section 12.1.
           ----------------

          "Financial Statements" means, according to the context in which it is
           --------------------
used, the financial statements attached most recently delivered to the Lender prior to the Closing Date or any financial statements required to be given to the Lender pursuant to Sections 8.2(a), (b), and (c), or any combination thereof.

          "Fiscal Year" means the Borrower's fiscal year for financial
           -----------
accounting purposes. The current Fiscal Year of the Borrower will end on March 31, 1997.

          "Funding Date" means the date on which a Borrowing occurs.
           ------------

          "GAAP" means at any particular time generally accepted accounting
           ----
principles as in effect at such time.

          "Guaranty" by any Person means all obligations of such Person which in
           --------
any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or to assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any Property constituting security therefor; (b) to advance or supply funds for the purchase or Payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; (c) to lease Property or to purchase any debt or equity securities or other Property or services.

          "Increased Advance Rate" has the meaning set forth in the definition
           ----------------------
of Availability.

          "Intercompany Accounts" means all assets and liabilities, however
           ---------------------
arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.

          "Interest Period" means, as to any LIBOR Rate Loan, the period
           ---------------
commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, or three months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period for any Revolving Loan shall extend beyond the Termination Date.

          "Inventory" means all of the Borrower's now owned and hereafter
           ---------
acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in the Borrower's business or used in connection the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

          "IRS" means the Internal Revenue Service or any successor agency.
           ---

          "Latest Projections" means:  (a) on the Closing Date and thereafter
           ------------------
until the Lender receives new projections pursuant to Section 8.2(f), the projections of the Borrower's monthly financial condition, results of operations, and cash flow for the one -year period ending March 31, 1997, previously delivered to the Lender, and (b) thereafter, the projections most recently received by the Lender pursuant to Section 8.2(f).

          "Letter of Credit Agreement" has the meaning specified in Section 2.3.
           --------------------------

          "Letter of Credit" has the meaning specified in Section 2.3.
           ----------------

          "LIBOR Interest Rate Determination Date" means each date of
           --------------------------------------
calculating the LIBOR Rate for purposes of determining the interest rate with respect to an Interest Period. The

LIBOR Interest Rate Determination Date for any LIBOR Rate Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Rate Loan.

          "LIBOR Rate" means, for any Interest Period, with respect to LIBOR
           ----------
Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/1000th of 1.0%) determined as follows:

     LIBOR Rate  =               LIBOR
                    -------------------------------
                    1.00 - Eurodollar Reserve Percentage

     Where,

               "Eurodollar Reserve Percentage" means for any day for any
                -----------------------------
          Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day (whether or not applicable to the Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

               "LIBOR" means the rate of interest per annum (rounded upward to
                -----
          the next 1/16th of 1%) notified to the Lender by Bank as the rate of interest at which United States Dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by Bank's applicable lending office to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          "LIBOR Rate Loans" means the LIBOR Revolving Loans.
           ----------------

          "LIBOR Revolving Loan" means a Revolving Loan during any period in
           --------------------
which it bears interest at the LIBOR Rate.

          "Lien" means:  (a) any interest in Property securing an obligation
           ----
owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting Property.

          "Loans" means, collectively, all loans and advances provided for in
           -----
Section 2.

          "Loan Documents" means this Agreement, the Letter of Credit Agreement
           --------------
and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Security Interest, or any other aspect of the transactions contemplated by this Agreement.

          "Multi-employer Plan" means a "multi-employer plan" as defined in
           -------------------
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

          "1992 Agreement" means that certain 1992 Incentive Award Plan entered
           --------------
into by the Borrower on October 8, 1992.

          "Normal Advance Rate" has the meaning set forth in the definition of
           -------------------
Availability.

          "Notice of Borrowing" has the meaning specified in Section 2.2(b).
           -------------------                               --------------

          "Notice of Conversion/Continuation" has the meaning specified in
           ---------------------------------
Section 3.2(b).
- --------------

          "Obligations" means all present and future loans, advances,
           -----------
liabilities, obligations, covenants, duties, and Debts owing by the Borrower to the Lender, whether or not arising under this Agreement, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in the Borrower's debts owing to others). absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys. fees, filing fees and any other sums chargeable to the Borrower hereunder, under another Loan Document, or under any other agreement or instrument with the Lender. "Obligations" includes, without limitation, all debts, liabilities, and
          -----------
obligations now or hereafter owing from Borrower to Lender under or in connection with the Letters of Credit and the Letter of Credit Agreement.

          "Other Taxes" means any present or future stamp or documentary taxes
           -----------
or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Participating Lender" has the meaning set forth in Section 15.14.
           --------------------

          "Payment Account" means each blocked bank account, established
           ---------------
pursuant to Section 6.10, to which the funds of the Borrower (including, without limitation, Proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Lender or the Borrower, as the Lender may determine, on terms acceptable to the Lender.

          "PBGC" means the Pension Benefit Guaranty Corporation or any Person
           ----
succeeding to the functions thereof.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of
           ------------
ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

          "Permitted Liens" means:  (a) Liens for taxes not yet payable or Liens
           ---------------
for taxes (in an amount not to exceed $100,000) being contested in good faith by appropriate proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the applicable Financial Statements and that a stay of enforcement of any such Lien is in effect; (b) Liens in favor of the Lender; (c) mechanics and materialmen's liens securing Debt not yet past due; (d) Liens in connection with worker's compensation or other unemployment insurance incurred in the ordinary course of the Borrower's business; (e) Liens created by deposits of cash to secure performance of bids, tenders, leases (to the extent permitted under this Agreement), or trade contracts, incurred in the ordinary course of business of the Borrower and not in connection with the borrowing of money; (f) Liens arising by reason of cash deposit for surety or appeal bonds in the ordinary course of business of the Borrower; (g) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which the Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; (h) with respect to any Premises: easements, rights or way, zoning and similar covenants and restrictions and similar encumbrances which customarily exist on properties of corporations engaged in similar activities and similarly situated and which in any event do not materially interfere with or impair the use or operation of the Collateral by the Borrower or the value of the Lender's Security Interest therein, or materially interfere with the ordinary conduct of the business of the Borrower; and, (i) purchase money security interests and liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset was permitted under Section 10.19, the security interest or lien only encumbers the asset purchased or leased, and so long as the security interest or lien only secures the purchase price of the asset.

          "Permitted Rentals" has the meaning specified in Section 10.20.
           -----------------

          "Person" means any individual, sole proprietorship, partnership, joint
           ------
venture, trust, unincorporated organization, association, corporation, Public Authority, or any other entity.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of
           ----
ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Premises" means the land identified by addresses on Schedule 9.13
           --------                                            -------------
together with all buildings, improvements, and fixtures thereon and all tenements, hereditament, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which the Borrower has any interests on the Closing Date.

          "Proceeds" means all products and proceeds of any Collateral, and all
           --------
proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

          "Property" means any interest in any kind of property or asset,
           --------
whether real, personal or mixed, or tangible or intangible.

          "Proprietary Rights" means all of the Borrower's now owned and
           ------------------
hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, trade names, trade styles, patent and trademark applications and licenses and rights thereunder, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

          "Public Authority" means the government of any country or sovereign
           ----------------
state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

          "Receivables" means all of the Borrower's now owned and hereafter
           -----------
arising or acquired: Accounts (whether or not earned by performance), including Accounts owed to the Borrower by any of its Subsidiaries or Affiliates, together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any Account; proceeds of any letters of credit naming the Borrower as beneficiary; contract rights, chattel paper, instruments, documents, general intangibles (including without limitation choses in action, causes of action, tax refunds, tax refund claims, and Reversions and other amounts payable to the Borrower from or with respect to any
Plan) and all forms of obligations owing to the Borrower (including, without limitation, in respect of loans, advances, and extensions of credit by the Borrower to its Subsidiaries and Affiliates); guarantees and other security for any of the foregoing; goods represented by or the sale, lease or delivery of which gave rise to any of the foregoing; merchandise returned to or repossessed by the Borrower and rights of stoppage in transit, replevin, and reclamation; and other rights or remedies of an unpaid vendor, lienor, or secured party.

          "Reference Rate" means the rate of interest publicly announced from
           --------------
time to time by the Bank at its headquarters in San Francisco, California, as its reference rate. It is a rate set by the Bank based upon various factors including Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, the Bank may price loans at, above, or below such announced rate. Any changes in the Reference Rate shall take effect on the day specified in the public announcement of such change.

          "Reference Rate Loans" means the Reference Rate Revolving Loans.
           --------------------

          "Reference Rate Revolving Loans" means a Revolving Loan during any
           ------------------------------
period in which it bears interest at the Reference Rate.

          "Release" means a release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Premises or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Premises or other property.

          "Rent Reserve" has the meaning set forth in Section 7.2.
           ------------

          "Reportable Event" means any of the events set forth in Section
           ----------------
4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
common), treaty, rule or regulation or determination of an arbitrator or of a Public Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Restricted Investment" means any acquisition of Property by the
           ---------------------
Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Stock, debt security, or other indebtedness or obligation, or the purchase or acquisition of any other Property, or by loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) fixed assets to be used in the business of the Borrower, so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) current assets arising from the sale or lease of goods or rendition of services in the ordinary course of business of the Borrower; (c) Inventory in the ordinary course of business of the Borrower; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) certificates of deposit maturing within one year from the date of acquisition, bankers acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (f) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; (g) assets consisting of prepaid expenses for insurance, taxes, and advertising, arising in the ordinary course of the Borrower's business; and (h) up to an additional $100,000 in the aggregate in any twelve month period of other acquisitions.

          "Reversions" means any funds which may become due to the Borrower in
           ----------
connection with the termination of any Plan or other employee benefit plan.

          "Revolving Loans" has the meaning specified in Section 2.2.
           ---------------

          "Security Interest" means collectively the Liens granted to the Lender
           -----------------
in the Collateral pursuant to this Agreement, the other Loan Documents, or any other agreement or instrument.

          "Solvent" shall mean when used with respect to any Person that:  (a)
           -------
the fair value of all its Property is in excess of the total amount of its debts (including contingent liabilities); (b) it is able to pay its debts as they mature; and (c) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

          "Subsidiary" means any corporation of which more than 50% of the
           ----------
outstanding securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions), is at the time, directly or indirectly through one or more intermediaries, owned by the Borrower and/or one or more of its Subsidiaries.

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Lender's net income by the United States of America or by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized or maintains a lending office.

          "Tax Indemnification Agreement" means" means that certain Tax
           -----------------------------
Indemnification Agreement, dated October 18, 1992, in effect as of the Closing Date and in the form delivered to Lender prior to the Closing Date.

          "Total Facility" has the meaning specified in Section 2.1.
           --------------

          "UCC" means the Uniform Commercial Code (or any successor statute) of
           ---
the State of California or of any other state the laws of which are required by
Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

          "Unused Line Fee" has the meaning specified in Section 3.1(c).
           ---------------

          "Working Capital" at any date means Current Assets minus Current
           ---------------                                   -----
Liabilities.

          Accounting Terms  Any accounting term used in this Agreement shall
          ----------------
have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

          Other Terms  All other undefined terms contained in this Agreement
          -----------
shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall
            ---- -----
also include the other genders.

     2.   LOANS AND LETTERS OF CREDIT.
          ---------------------------

          2.1  Total Facility.  Subject to all of the terms and conditions of
               --------------
this Agreement, the Lender shall make available a total credit facility of up to $20,000,000 (the "Total Facility") for Borrower's use from time to time during
                  --------------
the term of this Agreement. The Total Facility shall be comprised of a revolving line of credit up to the limits of the Availability, consisting of revolving loans and letters of credit as described in Sections 2.2 and 2.3.
                                                      ------------     ---

          2.2  Revolving Loans.
               ---------------

          (a) The Lender shall, upon the Borrower's request from time to time, make revolving loans (the "Revolving Loans") to the Borrower up to the limits of
                           ---------------
the Availability. The Lender, in its discretion, may elect to exceed the limits of the Availability on one or more occasions, but if it does so, the Lender shall not be deemed thereby to have changed the limits of the Availability or to be obligated to exceed the limits of the Availability on any other occasion. If the unpaid balance of the Revolving Loans exceeds the Availability (determined for this purpose as if the amount of the Revolving Loans were zero), then the

Lender may refuse to make or otherwise restrict Revolving Loans on such terms as the Lender determines until such excess has been eliminated. The Borrower may request Revolving Loans either orally or in writing. Each oral request for a Revolving Loan shall be conclusively presumed to be made by a person authorized by the Borrower to do so and the crediting of a Revolving Loan to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loan as provided herein. The Borrower may authorize, pursuant to a written power of attorney, an employee of the Bank to request Revolving Loans on behalf of Borrower. The Lender will charge all Revolving Loans and other Obligations to a loan account of the Borrower maintained with the Lender. All fees, commissions, costs, expenses, and other charges under or pursuant to the Loan Documents, and all payments made and out-of-pocket expenses incurred by Lender pursuant to the Loan Documents, will be charged as Revolving Loans to the Borrower's loan account as of the date due from the Borrower or the date paid or incurred by the Lender, as the case may be.

          (b)  Procedure for Borrowing.
               -----------------------

          (i) Each Borrowing shall be made upon the Borrower's irrevocable written notice delivered to the Lender in the form of a Notice of Borrowing (which notice must be received by the Lender prior to 11 a.m. (Los Angeles time)
(1) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (2) no later than 11:00 a.m. on the requested Funding Date, in the case of Reference Rate Loans, specifying:

          (A)  the amount of the Borrowing;

          (B)  the requested Funding Date, which shall be a Business Day;

          (C) whether the Revolving Loans requested are to be Reference Rate Revolving Loans or LIBOR Revolving Loans; and

          (D) the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be three months;

provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowings will consist of Reference Rate Revolving Loans only.

          (ii) After giving effect to any Borrowing, there may not be more than four different Interest Periods in effect.

         (iii) With respect to any request for Reference Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing the Borrower may give the Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but Lender shall be entitled to rely on the telephonic notice in making such Revolving Loans.

          2.3  Letters of Credit.  The Lender shall, upon the Borrower's request
               -----------------
from time to time, cause merchandise or standby letters of credit to be issued
for the Borrower's account (the "Letters of Credit").   The Lender will not
                                 --------------------
cause to be opened any Letter of Credit if: (a) the maximum face amount of the requested Letter of Credit, plus the aggregate undrawn face amount of all outstanding Letters of Credit, would exceed $2,500,000; or (b) the maximum face amount of the requested Letter of Credit, and all commissions, fees, and charges due from Borrower to Lender in connection with the opening thereof, would cause the Availability to be exceeded at such time. The Letters of Credit shall be governed by a Letter of Credit Financing Agreement -Supplement to Loan and Security Agreement between the Lender and the Borrower ("Letter of Credit
                                                        -----------------
Agreement"), in addition to the terms and conditions hereof. All payments made
- ----------
and expenses incurred by the Lender pursuant to or in connection with the Letters of Credit and the Letter of Credit Agreement will be charged to the Borrower's loan account as Revolving Loans.

     3.   INTEREST AND OTHER CHARGES.
          --------------------------

          3.1  Interest.
               --------

          (a) All Obligations shall bear interest on the unpaid principal amount thereof from the date made until paid in full in cash at a rate determined by reference to the Reference Rate or the LIBOR Rate and Sections 3.1 (a)(i) or
                                                      ----------------------
(ii), as applicable, but not to exceed the maximum rate permitted by applicable
- ----
law.  Subject to the provisions of Section 3.2, any of the Loans may be
                                   -----------
converted into, or continued as, Reference Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with
                   -----------
respect to which notice has not been delivered to Lender in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Reference Rate Loans and shall bear interest at a rate determined by reference to the Reference Rate until notice to the contrary has been given to the Lender and such notice has become effective. Except as otherwise provided herein, the Obligations shall bear interest as follows:

          (i) For all Obligations, other than LIBOR Rate Loans, then at a fluctuating per annum rate equal to one-half percent ( 1/2%) (the "Reference
                                                                   ---------
Rate Margin") plus the Reference Rate; provided, however, in the event that
- -----------                            -----------------
Borrower shall not maintain compliance with the financial covenants in Section 10.22(a) or Section 10.23(a), then the Reference Rate Margin shall be increased to seven-eighths percent (0.875%); and

          (ii) If the Loans are LIBOR Rate Loans, then at a per annum rate equal to two and three-quarters percent (2-3/4%) (the "LIBOR Margin") plus the LIBOR
                                                 ------------
Rate determined for the applicable Interest Period; provided, however, in the
                                                    -----------------
event that Borrower shall not maintain compliance with the financial covenants in Section 10.22(a) or Section 10.23(a), then the LIBOR Margin shall be increased to three and one-eighth percent (3.125%).

          Each change in the Reference Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty
(360) days and actual days elapsed. All interest shall be payable to Lender on the first day of each month hereafter.

          (b) If any Event of Default occurs, then, from the date such Event of Default occurs until it is cured, or if not cured until all Obligations are paid and performed in full, the Borrower will pay interest on the unpaid principal balance at a per annum rate two (2) percentage points (200 basis points) greater than the rate of interest otherwise specified herein, and the Letter of Credit Fee shall be increased to three percent (3%) per annum.

          (c) Unused Line Fee.  For every month during the term of this
              ---------------
Agreement, the Borrower shall pay the Lender a fee (the "Unused Line Fee") in an
                                                         ---------------
amount equal to one-eighth of one percent (0.125%) per annum, multiplied by the
                                                              -------------
average daily amount by which the Maximum Revolving Credit Line exceeds the sum of (i) the average daily outstanding amount of Revolving Loans and (ii) the undrawn face amount of all outstanding Letters of Credit during such month, with the unpaid balance calculated for this purpose by applying payments immediately upon receipt. Such a fee, if any, shall be calculated on the basis of a year of three hundred sixty (360) days and actual days elapsed, and shall be payable to the Lender on the first day of each month with respect to the prior month.

          3.2  Conversion and Continuation Elections.
               -------------------------------------

               (a) The Borrower may, upon irrevocable written notice to the Lender in accordance with Subsection 3.2(b):

               (i) elect, as of any Business Day, in the case of Reference Rate Loans to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof) into LIBOR Rate Loans; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000 or that is in an integral multiple of $100,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in
- --------
respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Reference Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

          (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Lender not later than 11 a.m. (Los Angeles time) at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

               (A) the proposed Conversion/Continuation Date;

               (B) the aggregate amount of Loans to be converted or renewed;

               (C) the type of Loans resulting from the proposed conversion or continuation; and

               (D) the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Reference Rate Loans effective as of the expiration date of such Interest Period.

          (d) During the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

          (e) After giving effect to any conversion or continuation of Loans, there may not be more than four different Interest Periods in effect.

          3.3  Maximum Interest Rate.  In no event shall any interest rate
               ---------------------
provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the
                                   -----------
interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Lender, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrower such excess.

          3.4  Capital Adequacy.  If as a result of any regulatory change
               ----------------
directly or indirectly affecting Lender or any of Lender's affiliated companies there shall be imposed modified or deemed applicable any tax, reserve, special deposit, minimum capital, capital ratio, or similar requirement against or with respect to or measured by reference to loans made or to be made hereunder or participation therein, or to Letters of Credit issues pursuant to the Letter of Credit Agreement, and the result shall be to increase the cost to Lender or to any of Lender's affiliated companies of making or maintaining any loan or Letter of Credit hereunder or to any other party maintaining any participation therein, or reduce any amount receivable, shall be the result of Lender's or Lender's affiliated company's reasonable allocation among all affected customers of the aggregate of such increase or reductions resulting from such event), then, within ten (10) days after receipt by Borrower of a certificate from Lender containing the information described in this Section 3.4 which shall be
                                             -----------
delivered to Borrower, Borrower agrees from time to time to pay Lender such additional amounts as shall be sufficient to compensate Lender or any of Lender's affiliated companies for such increased costs or reductions in amounts which Lender determines in Lender's sole discretion are material. Notwithstanding the foregoing, all such amounts shall be subject to the provisions of Section 3.3. The certificate requesting compensation under this
              -----------
Section 3.4 shall identify the regulatory change which has occurred, the
- -----------
requirements which have been imposed, modified or deemed applicable, the amounts of such additional cost or reduction in the amount receivable and the way in which such amount has been calculated.

     4.   PAYMENTS AND PREPAYMENTS.
          ------------------------

          4.1  Revolving Loans.  The Borrower shall repay the outstanding
               ---------------
principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, upon the termination of this Agreement for any reason. In addition, and without limiting the generality of the foregoing, the Borrower shall pay to the Lender, on demand, the amount by which the unpaid principal balance of the Revolving Loans at any time exceeds the Availability at such time (determined for this purpose as if the amount of the Revolving Loans were zero).

          4.2  Place and Form of Payments; Extension of Time.  All payments of
               ---------------------------------------------
principal, interest, premium, and other sums due to the Lender shall be made at the Lender's address set forth in Section 15.11. Except for Proceeds received
                                  -------------
directly by the Lender, all such payments shall be made in immediately available funds. If any payment of principal, interest, premium, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

          4.3  Application and Reversal of Payments.  The Lender shall determine
               ------------------------------------
in its sole discretion the order and manner in which Proceeds of Collateral and other payments that the Lender receives are applied to the Revolving Loans, interest thereon, and the other Obligations, and the Borrower hereby irrevocably waives the right to direct the application of any payment or Proceeds. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such Proceeds and payments to any portion of the Obligations.

          4.4  INDEMNITY FOR RETURNED PAYMENTS.  IF AFTER RECEIPT OF ANY PAYMENT
               -------------------------------
WHICH IS APPLIED TO THE PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS, THE LENDER IS FOR ANY REASON COMPELLED TO SURRENDER SUCH PAYMENT TO ANY PERSON BECAUSE SUCH PAYMENT IS INVALIDATED, DECLARED FRAUDULENT, SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, IMPERMISSIBLE SETOFF, OR A DIVERSION OF TRUST FUNDS, OR FOR ANY OTHER REASON, THEN: THE OBLIGATIONS OR PART THEREOF INTENDED TO BE SATISFIED SHALL BE REVIVED AND CONTINUE AND THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT HAD NOT BEEN RECEIVED BY THE LENDER AND THE BORROWER SHALL BE LIABLE TO PAY TO THE LENDER AND HEREBY DOES INDEMNIFY THE LENDER AND HOLD THE LENDER HARMLESS FOR THE AMOUNT OF SUCH PAYMENT SURRENDERED. The provisions of this Section 4.4 shall be and remain effective
                                     -----------
notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 4.4 shall survive the termination
                                     -----------
of this Agreement.

     5.   LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS.
          ----------------------------------------------

          The Borrower agrees that the Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any
                 ----- -----
Obligation is also evidenced by a promissory note or other instrument. The Lender will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and as an account stated (except for reversals and reapplications of payments made as provided in Section 4.3 and
                                                                 -----------
corrections of errors discovered by the Lender), unless the Borrower notifies the Lender in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

     6.   TAXES, YIELD PROTECTION AND ILLEGALITY.
          --------------------------------------

          6.1  Taxes.
               -----

          (a) Any and all payments by the Borrower to the Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

          (b) The Borrower agrees to indemnify and hold harmless the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender makes written demand therefor.

          (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

          (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

          (ii)  the Borrower shall make such deductions and withholdings;

          (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

          (iv) the Borrower shall also pay to the Lender at the time interest is paid, all additional amounts which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

          (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Lender.

          6.2  Illegality.
               ----------

          (a) If the Lender determines in good faith that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Public Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist.

          (b) If the Lender determines in good faith that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from the Lender, prepay in full such LIBOR Rate Loans then outstanding, together with interest accrued thereon and amounts required under
Section 6.4, either on the last day of the Interest Period thereof, if the
- -----------
Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrower is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the Lender, in the amount of such repayment, a Reference Rate Loan.

          6.3  Increased Costs and Reduction of Return.
               ----------------------------------------

          (a) If the Lender determines in good faith that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or
(ii) the compliance by the Lender with any guideline or request from any central bank or other Public Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand, pay to the Lender, additional amounts as are sufficient to compensate the Lender for such increased costs.

          (b) If the Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Public Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its loans, credits or obligations under this Agreement, then, upon demand of the Lender to the Borrower, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

          6.4  Funding Losses.  The Borrower shall reimburse the Lender and hold
               --------------
the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

          (a) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

          (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

          (c) the prepayment or other payment (including after acceleration thereof) of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

          6.5  Inability to Determine Rates.  If the Lender determines that for
               ----------------------------
any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Borrower. Thereafter, the obligation of the Lender to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Lender revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lender shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Reference Rate Loans instead of LIBOR Rate Loans.

          6.6  Survival.  The agreements and obligations of the Borrower in this
               --------
Section 6 shall survive the payment of all other Obligations.
- ---------

     7.   COLLATERAL.
          ----------

          7.1  Grant of Security Interest.
               --------------------------

          (a) As security for the Obligations, the Borrower hereby grants to the Lender a continuing security interest in, lien on, and collateral assignment of:
(i) all Receivables, Inventory, Equipment, Assigned Contracts, Proprietary Rights and Proceeds, wherever located and whether now existing or hereafter arising or acquired; (ii) all moneys, securities and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for the Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of the Borrower's deposit accounts, credits, and balances with the Lender and all claims of the Borrower against the Lender at any time existing; (iii) all of Borrower's deposit accounts with any financial institutions with which Borrower maintains deposits; and (iv) all books, records and other Property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the Receivables, Inventory, Equipment, Assigned Contracts, Proprietary Rights, Proceeds, and other property referred to above (all of the foregoing, together with all other property in which the Lender may at any time be granted a Lien, being herein collectively referred to as the "Collateral"). The Lender shall
                                              ----------
have all of the rights of a secured party with respect to the Collateral under the UCC and other applicable laws.

          (b) All Obligations shall constitute a single loan secured by the Collateral. The Lender may, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as the Lender may determine, and (iii) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Lender's right to take any other action with respect to any other Collateral.

          7.2  Perfection and Protection of Security Interest.  The Borrower
               ----------------------------------------------
shall, at its expense, perform all steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Security Interest including, without limitation: (a) executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Lender; (b) delivering to the Lender the originals of all material instruments, documents, and chattel paper, and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Lender without restriction;
(c) delivering to the Lender warehouse receipts covering any material portion of the Collateral located in warehouses and for which warehouse receipts are issued; (d) following an Event of Default, transferring Inventory to warehouses designated by the Lender; (e) placing notations on the Borrower's books of account to disclose the Security Interest; (f) executing and delivering to the Lender a security agreement relating to the Reversions in form and substance satisfactory to the Lender; (g) delivering to the Lender all letters of credit on which the Borrower is named beneficiary; and (h) taking such other steps as are deemed reasonably necessary by the Lender to maintain the Security Interest. To the extent permitted by applicable law, the Lender may file, without the Borrower's signature, one or more financing statements disclosing the Security Interest. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, then the Borrower shall notify the Lender thereof and shall notify such Person of the Security Interest in such Collateral and, upon the Lender's request, instruct such Person to hold all such Collateral for the Lender's account subject to the Lender's instructions. If at any time any Collateral is located on any Premises that are not owned by the Borrower, then the Borrower shall obtain written waivers, in form and substance satisfactory to the Lender, of all present and future Liens to which the owner or lessor or any mortgagee of such premises may be entitled to assert against the Collateral; provided, however, that in the event Borrower is unable to
                --------  -------
obtain any such waivers with respect to any Premises, then Lender shall establish a reserve (the "Rent Reserve") against Availability equal to the rent and other amounts payable with respect to such Premises during any three (3) month period and the existence of such reserves shall be deemed to be compliance by the Borrower with the foregoing requirements of this Section 7.2. From time to time, the Borrower shall, upon Lender's request, execute and deliver confirmatory written instruments pledging to the Lender the Collateral, but the Borrower's failure to do so shall not affect or limit the Security Interest or the Lender's other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

          7.3  Location of Collateral.  The Borrower represents and warrants to
               ----------------------
the Lender that:  (a) Schedule 7.3 hereto is a correct and complete list of the
                      ------------
Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the location's of all of its other places of business and (b) Schedule 7.3 correctly identifies any of such facilities and
                 ------------
locations that are not owned by the Borrower and sets forth the names of the owners and lessors or sub-lessors of, and, to the best of the Borrower's knowledge, the holders of any mortgages on, such facilities and locations. The Borrower covenants and agrees that it will not maintain any Collateral (other than (i) Inventory subject to current rental agreements and (ii) Inventory with a book value of not more than $200,000 at any one time that is moved by Borrower in the ordinary course of its business, to locations within California in connection with temporary promotional and marketing functions) at any location other than those listed on Schedule 7.3, and it will not otherwise change or add
                           ------------
to any of such locations, unless it gives the Lender at least 30 days prior written notice thereof and executes any and all financing statements and other documents that the Lender requests in connection therewith.

          7.4  Title to, Liens on, and Sale and Use of Collateral.  The Borrower
               --------------------------------------------------
represents and warrants to the Lender that: (a) all Collateral is and will continue to be owned by the Borrower free and clear of all Liens whatsoever, except for the Security Interest and other Permitted Liens; (b) the Security Interest will not be subject to any prior Lien except for Permitted Liens, if any; (c) the Borrower will use, store, and maintain the Collateral with all reasonable care and will use the Collateral for lawful purposes only; and (d) the Borrower will not, without the Lender's prior written approval, sell, or dispose of or permit the sale or disposition of any Collateral, except for sales of Inventory in the ordinary course of business and as permitted by Section 7.12. The inclusion of
                                                -------------
Proceeds in the Collateral shall not be deemed the Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

          7.5  Appraisals.  Whenever an Event or Event of Default exists, at the
               ----------
Borrower's expense, as the Lender requests, and at such other times as the Lender reasonably requests and at the Lender's expense, the Borrower shall, upon the Lender's request, provide the Lender with appraisals or updates thereof of any or all of the Collateral from an appraiser.

          7.6  Access and Examination.  (a) The Lender may at all reasonable
               ----------------------
times have access to, examine, audit, make extracts from and inspect the Borrower's records, files, and books of account and the Collateral and may discuss the Borrower's affairs with the Borrower's officers and management. The Borrower will deliver to the Lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for the Borrower.
The Lender may, at any time when an Event of Default exists and at the Borrower's expense, make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Lender. The Lender may, without expense to the Lender, use such of the Borrower's personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Security Interest. Lender shall have the right, at any time, in Lender's name or in the name of a nominee of the Lender, to verify the validity, amount or any other matter relating to the Accounts, by mail, telephone, or otherwise.

          (b) Lender agrees to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by or on behalf of the Borrower, under this Agreement or any other Loan Document. Neither the Lender or any of its Affiliates shall use such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower or any of its Subsidiaries or Affiliates, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided, however, that the Lender may disclose
                              --------  -------
such information (A) at the request or pursuant to any requirement of any Public Authority to which the Lender is subject or in connection with an examination of the Lender by any such Public Authority; (B) with notice to the Borrower, pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) with notice to the Borrower, to the extent reasonably required in connection with any litigation or proceeding to which Lender or its Affiliates may be party and which arises out of or in connection with the transactions contemplated by this Agreement and the Loan Documents; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Lender's independent auditors, accountants, attorneys and other professional advisors who are informed of the confidential nature of such information; (G) to any Affiliate of the Lender, or to any Participating Lender or assignee actual or potential, provided that such Affiliate, Participating Lender or assignee agrees to keep such information confidential to the same extent required of the Lender hereunder; and (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed to be a party with the Lender.

          7.7  Insurance.  The Borrower shall insure the Collateral against loss
               ---------
or damage by fire with extended coverage, theft, burglary, pilferage, loss in transit, and such other hazards as the Lender shall specify, in amounts, under policies and by insurers acceptable to the Lender. Upon the Lender's request, the Borrower shall maintain flood insurance for its Inventory and Equipment which is located at any time in an SFHA. The Borrower shall cause the Lender to be named in each such policy as secured party or mortgagee and loss payee or additional insured, in a manner acceptable to the Lender. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Borrower or the owner of any premises where Collateral is located nor by the occupation of such premises for purposes more hazardous than are permitted by such policy. The Borrower shall pay, upon Lender's request, all fees incurred by the Lender to determine whether any of the Premises and Collateral is located in a SFHA. The Borrower shall also pay all premiums for such insurance when due, and shall deliver to the Lender certificates of insurance and, if requested, photocopies of the policies. If the Borrower fails to pay such fees or to procure such insurance or the premiums therefor when due, the Lender may (but shall not be required to) do so and charge the costs thereof to the Borrower's loan account as a Revolving Loan. The Borrower shall promptly notify the Lender of any loss, damage, or destruction to the Collateral or arising from its use, whether or not covered by insurance to the extent that the amount of any such losses, damage or destruction exceeds $25,000 per occurrence (if uninsured) or $100,000 per occurrence (if insured). The Lender is hereby authorized to collect all insurance proceeds directly. After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, the Lender may apply such proceeds to the reduction of the Obligations in such order as Lender determines, or at the Lender's option may permit or require the Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

          7.8  Collateral Reporting.  The Borrower will provide the Lender with
               --------------------
the following documents at the following times in form satisfactory to the
Lender: (a) monthly (weekly during the months of November through March and any other period during which

Availability is less than $2,000,000 on a roll forward basis) inventory reports, on a first-in, first-out cost basis using the retail accounting method; (b) monthly reconciliations of the inventory reports to the general ledger inventory balances; (c) monthly agings of accounts payable; (d) upon request, copies of purchase orders, invoices, and delivery documents for Inventory and Equipment acquired by the Borrower; (e) such other reports as to the Collateral as the Lender shall reasonably request from time to time; and (f) certificates of an officer of the Borrower certifying as to the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Lender.

          7.9  Accounts.  The Borrower hereby represents and warrants to the
               --------
Lender and agrees with the Lender that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery
                                          ---- ----
of goods (subject to customary returns) by the Borrower, or rendition of services (subject to customary returns) by the Borrower, in the ordinary course of the Borrower's business; and (ii) all goods described in each invoice will have been delivered to the Account Debtor (subject to customary returns) and all services of the Borrower described in each invoice will have been performed (subject to customary returns). Upon the request of Lender, the Borrower shall deliver to Lender copies of invoices, credit memoranda, and other information respecting Accounts. The Borrower shall immediately notify the Lender if returns of Inventory during any month exceed 7% of sales for such month.

          7.10 Collection of Accounts; Payments.
               --------------------------------

          (a) Until the Lender notifies the Borrower to the contrary, the Borrower shall make collection of all Accounts and other Collateral for the Lender, shall receive all payments as the Lender's trustee, and shall immediately deliver all payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account established at the Lender's request, as the Lender may direct. All collections received in any such Payment Account or directly by the Borrower or the Lender, and all funds in any Payment Account or other account to which such collections are deposited, shall be the sole property of the Lender and subject to the Lender's sole control. The Lender or the Lender's designee may, at any time, notify obligors that the Accounts have been assigned to the Lender and of the Security Interest therein, and may collect them directly and charge the collection costs and expenses to the Borrower's loan account as a Revolving Loan. At the Lender's request, the Borrower shall execute and deliver to the Lender such documents as the Lender shall require to grant the Lender access to any post office box in which collections of Accounts are received.

          (b) If sales of Inventory are made for cash, the Borrower shall immediately deliver to the Lender the identical checks, cash, or other forms of payment which the Borrower receives.

          (c) All payments received by the Lender on account of Accounts or as Proceeds of other Collateral will be the Lender's sole property and will be credited to the

Borrower's loan account (conditional upon final collection) after allowing one
(1) Business Day for collection.

          (d) In the event the Borrower repays all of the Obligations upon the termination of this Agreement, other than through the Lender's receipt of payments on account of Accounts or Proceeds of other Collateral, such payment will be credited (conditional upon final collection) to the Borrower's loan account one (1) Business Days after the Lender's receipt thereof.

          7.11 Inventory.  The Borrower represents and warrants to the Lender
               ---------
that all of the Inventory is and will be held for sale or lease, or to be furnished in connection with the rendition of services in the ordinary course of the Borrower's business and is and will be fit for such purposes. The Borrower will keep the Inventory in good and marketable condition, at its own expense. The Borrower will not, without prior written notice to the Lender, acquire or accept any Inventory on consignment or approval. The Borrower agrees that all Inventory will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrower will maintain a perpetual inventory reporting system at all times. The Borrower will conduct a physical count of the Inventory at least twice per Fiscal Year, and at such other times as the Lender requests and, if prior to the occurrence of an Event of Default, Borrower agrees, and shall promptly supply the Lender with a copy of such count accompanied by a report of the value of such Inventory (valued at the lower or cost, on a first-in, first-out basis (using the retail method of accounting), or market value). Except in the ordinary course of business, the Borrower will not without the Lender's prior written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

          7.12 Equipment.  The Borrower represents and warrants to the Lender
               ---------
that all of the Equipment is and will be used or held for use in the Borrower's business and is and will be fit for such purposes. The Borrower shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof. So long as no Event of Default has occurred and is continuing, or would occur under any other Section of this Agreement as a result thereof, the Borrower may sell, transfer or otherwise dispose of the Equipment that has become obsolete or unusable, in the ordinary course of its business. The Borrower shall promptly inform the Lender of any material additions to or deletions from the Equipment.

          7.13 Assigned Contracts.  The Borrower shall fully perform all of its
               ------------------
obligations under each of the Assigned Contracts, and shall enforce all of its rights and remedies thereunder as it deems appropriate in its business judgment, provided, however, the Borrower shall not take any action or fail to take any
- --------  -------
action with respect to the Assigned Contracts that would result in a waiver or other loss of any material right or material remedy of the Borrower thereunder. Without limiting the generality of the foregoing, the Borrower shall take all action necessary or appropriate to permit, and shall not take any action which would have any adverse effect upon, the full enforcement of all indemnification rights under the Assigned Contracts. Except in the ordinary course of its business, the Borrower shall not, without the Lender's prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge any of the Assigned Contracts, any collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to any of the Assigned Contracts or the collateral therefor. The Borrower shall notify the Lender in writing, promptly after it becomes aware thereof, of any event or fact which could give rise to a claim by it for indemnification under any of the Assigned Contracts and shall diligently pursue such right and report to the Lender on all further developments with respect thereto. The Borrower shall remit directly to the Lender, for application to the Obligations in such order as the Lender determines, all amounts received by the Borrower as indemnification or otherwise pursuant to the Assigned Contracts. If the Borrower shall fail after the Lender's demand to diligently pursue any right under the Assigned Contracts, or if an Event of Default exists, then the Lender may directly enforce such right in its own or the Borrower's name and may enter into such settlements or other agreements with respect thereto as the Lender determines. All amounts thereby recovered by the Lender, after deducting Lender's costs and expenses in connection therewith, shall be applied to the Obligations in such order as the Lender determines. In any suit, proceeding or action brought by the Lender under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Borrower shall indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from the Borrower to or in favor of such obligor or its successors. All such obligations of the Borrower shall be and remain enforceable only against the Borrower and shall not be enforceable against the Lender. Notwithstanding any provision hereof to the contrary, the Borrower shall at all times remain liable to observe and perform all of its duties and obligations under the Assigned Contracts and the Lender's exercise of any of its rights with respect to the Collateral shall not release the Borrower from any of such duties and obligations. The Lender shall not be obligated to perform or fulfill any of the Borrower's duties or obligations under the Assigned Contracts or to make any payment thereunder or to make any inquiry as to the nature or sufficiency of any payment or Property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance or payment of any amounts due.

          7.14 Documents, Instruments, and Chattel Paper.  The Borrower
               -----------------------------------------
represents and warrants to the Lender that: (a) to the best of its knowledge, all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine; and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the Borrower free and clear of all Liens other than Permitted Liens.

          7.15 Right to Cure.  The Lender may, in its sole discretion and at any
               -------------
time, pay any amount or do any act required of the Borrower hereunder to preserve, protect, maintain or enforce the Obligations, the Collateral or the Security Interest, and which the Borrower fails to pay or do, including, without limitation, payment of any judgment against the Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Lender makes under this
Section 7.15 and all out-of-pocket costs and expenses that the Lender pays or
- ------------
incurs in connection with any action taken by it hereunder shall be charged to the Borrower's loan account as a Revolving Loan. Any payment made or other action taken by the Lender under this Section 7.15 shall be without prejudice to
                                      ------------
any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

          7.16 Power of Attorney.  The Borrower hereby appoints the Lender and
               -----------------
the Lender's designees as the Borrower's attorney, with Power: (a) to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lender's possession; (b) to sign the Borrower's name on any invoice, bill of lading, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of Accounts and on notices to Account Debtors; (c) to notify the post office authorities, when an Event of Default exists, to change the address for delivery of the Borrower's mail to an address designated by the Lender and to receive, open and dispose of all mail addressed to the Borrower;
(d) to send requests for verification of Accounts to Account Debtors; and (e) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. Neither the Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except to the extent of the Lender's or its attorney's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

          7.17 Lender's Rights, Duties, and Liabilities.  The Borrower assumes
               ----------------------------------------
all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. Neither the Lender nor any of its officers, directors, employees, and agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any act or failure to act with respect to the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default or any warehouseman, carrier, forwarding agency or other person whomsoever, all of which shall be at the Borrower's sole risk. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. The Lender may (but shall not be required to), without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and the Borrower.

     8.   BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.
          -------------------------------------------------

          8.1  Books and Records.  The Borrower shall maintain, at all times,
               -----------------
correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP consistent with those applied in the preparation of the Financial Statements. The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall reasonably require, including without limitation records of: (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

          8.2  Financial Information.  The Borrower shall promptly furnish to
               ---------------------
the Lender or its agents all such financial information as the Lender shall reasonably request, and notify its auditors and accountants that the Lender is authorized to obtain such information directly from them. Without limiting the foregoing, the Borrower and its Subsidiaries will furnish to the Lender, in such detail as the Lender shall request, the following:

          (a) As soon as available, but in any event not later than 120 days after the close of each Fiscal Year, consolidated and consolidating audited balance sheets, and statements of income and expense, retained earnings, and changes in financial position and stockholders equity for the Borrower and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting. the financial position and the results of operations of the Borrower and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by the Borrower and reasonably satisfactory to the Lender.

          (b) As soon as available, but in any event not later than 60 days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated and consolidating unaudited balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited statements of income and expense and changes in financial position for the Borrower and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, together with the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of operation of the Borrower and its consolidated Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to
Section 8.2(a) (but without footnotes not required to be included in Borrower's
- --------------
Form 10-Q). Such statements shall be certified to be correct by the chief financial or accounting officer of the Borrower, subject to normal year-end adjustments.

          (c) As soon as available, but in any event not later than 30 days after the end of each month, consolidated and consolidating unaudited balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of income and expenses for the Borrower and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of the Borrower and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a) (but
                                                           --------------
without footnotes not required to be included in Borrower's Form 10-Q). Such statements shall be certified to be correct by the chief financial or accounting officer of the Borrower, subject to normal year-end adjustments.

          (d) With each of the audited Financial Statements delivered pursuant to Section 8.2(a), a certificate of the independent certified public accountants
   --------------
that examined such statements to the effect that they have reviewed and are familiar with the Loan Documents and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted an Event or Event of Default, except for those, if any, described in reasonable detail in such certificate.

          (e) With each of the annual audited and monthly unaudited Financial Statements delivered pursuant to Sections 8.2(a) and 8.2(b), a certificate of
                                 ---------------     ------
the chief executive or chief financial officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish that the Borrower was in compliance with its covenants set forth in Sections 10.20 through 10.23 during the period covered in such Financial Statements, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are correct and complete as at the date of such certificate as if made at such time, (B) no Event or Event of Default then exists or existed during the period covered by such Financial Statements and
(iii) describing and analyzing in reasonable detail all material trends, changes and developments in such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that an Event or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

          (f) No sooner than 90 days and no less than 30 days prior to the beginning of each Fiscal Year, consolidated and consolidating projected balance sheets, statements of income and expense, and statements of cash flow for the Borrower and its Subsidiaries as at the end of and for each month of such Fiscal Year.

          (g) Within 60 days after the end of each fiscal quarter, a report of the Capital Expenditures of the Borrower and its Subsidiaries for such quarter and a statement of cash flow for the Borrower and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such quarter, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a).
                                --------------

          (h) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Borrower makes available to its stockholders.

          (i) Promptly after filing with the PBGC, DOL, or IRS, a copy of each annual report or other filing or notice filed with respect to each Plan of the Borrower or any ERISA Affiliate.

          (j) Such additional information as the Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary, including, without limitation, projections of future operations on both a consolidated and consolidating basis.

          8.3  Notices to Lender.  The Borrower shall notify the Lender in
               -----------------
writing of the following matters at the following times:

          (a) Immediately after becoming aware of the existence of any Event or Event of Default.

          (b) Immediately after becoming aware that the holder of any capital stock of the Borrower or of any Debt has given notice or taken any action with respect to a claimed default.

          (c) Immediately after becoming aware of any material adverse change in the Borrower's Property, business, operations, or condition (financial or otherwise).

          (d) Immediately after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

          (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute affecting the Borrower or any of its Subsidiaries.

          (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Public Authority applicable to Borrower, any Subsidiary, or their respective Properties which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

          (g) Immediately after becoming aware of any material violation by the Borrower of Environmental Laws or immediately upon receipt of and any notice that a Public Authority has asserted that the Borrower is not in compliance with Environmental Laws or that its compliance is being investigated.

          (h) Thirty (30) days prior to the Borrower changing its name.

          (i) Immediately after becoming aware of any ERISA Event, accompanied by any materials required to be filed with the PBGC with respect thereto; immediately after the Borrower's receipt of any notice concerning the imposition of any withdrawal liability under Section 4042 of ERISA with respect to a Plan; immediately upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by the Borrower to any Pension Plan to which the Borrower was not contributing at the Closing Date; and immediately upon becoming aware of any other event or condition regarding a Plan or the Borrower's or an ERISA Affiliate's compliance with ERISA, which may materially and adversely affect the Borrower's Property, business, operation, or condition (financial or otherwise).

Each notice given under this Section 8.3 shall describe the subject matter
                             -----------
thereof in reasonable detail and shall set forth the action that the Borrower has taken or proposes to take with respect thereto.

     9.   GENERAL WARRANTIES AND REPRESENTATIONS.
          --------------------------------------

          The Borrower continuously warrants and represents to the Lender, at all times during the term of this Agreement and until all Obligations have been satisfied, that, except as hereafter disclosed to and accepted by the Lender in writing:

          9.1  Authorization, Validity, and Enforceability of this Agreement and
               -----------------------------------------------------------------
the Loan Documents.  The Borrower has the corporate power and authority to
- ------------------
execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant the Security Interest. The Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with the Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms without defense, setoff, or counterclaim. The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien (other than a Permitted Lien) upon the Property of the Borrower or any of its Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which the Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to the Borrower or any of its Subsidiaries, or (c) the Certificate or Articles of Incorporation or By-Laws of the Borrower or any of its Subsidiaries.

          9.2  Validity and Priority of Security Interest.  The provisions of
               ------------------------------------------
this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in the Lender's favor, and when all proper filings, recordings, and other actions necessary to perfect such Liens have been made or taken, such Liens will constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral except Permitted Liens, securing all the Obligations, and enforceable against the Borrower and all third parties.

          9.3  Organization and Qualification.  The Borrower: (a) is duly
               ------------------------------
incorporated and organized and validly existing in good standing under the laws of the State of Delaware; (b) is qualified to do business as a foreign corporation and is in good standing in the States of California, which is the only state in which qualification is necessary in order for it to own or lease its Property and conduct its business; and (c) has all requisite power and authority to conduct its business and to own its Property.

          9.4  Corporate Name; Prior Transactions.  The Borrower has not, during
               ----------------------------------
the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property out of the ordinary course of business, except as set forth on Schedule 9.4.
                                                               ------------

          9.5  Subsidiaries and Affiliates.  Schedule 9.5 is a correct and
               ---------------------------   ------------
complete list of the name and relationship to the Borrower of each and all of the Borrower's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 9.5, and (b) qualified to do
                                           ------------
business as a foreign corporation and in good standing in the states set forth opposite its name on Schedule 9.5, which are the only states in which such
                     ------------
qualification is necessary in order for it to own or lease its Property and conduct its business.

          9.6  Financial Statements and Projections.
               ------------------------------------

          (a) The Borrower has delivered to the Lender the audited balance sheet and related statements of income, retained earnings, changes in financial position, and changes in stockholders equity for the Borrower as of March 31, 1995, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants, Ernst & Young, LLP. The Borrower has also delivered to the Lender the unaudited balance sheet and related statements of income and changes in financial position for the Borrower, as at March 31, 1996 and for the 12 months then ended. Such financial statements (without notes and subject to final adjustments by the Borrower's independent auditors) have been delivered to the Lender concurrently herewith. All such financial statements have been prepared otherwise in accordance with GAAP and otherwise present accurately and fairly the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended.

          (b) The Latest Projections represent the Borrower's best estimate of the Borrower's future financial performance for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions.

          9.7  Capitalization.   As of March 31, 1996, the Borrower's authorized
               --------------
capital stock consisted of 15,000,000 shares of Common Stock, par value $.01 per share, of which 6,500,000 shares had been validly issued and outstanding, fully paid and non-assessable, and 2,000,000 shares of Preferred Stock, $.01 per value per share, of which no shares had been issued.

          9.8  Solvency.  The Borrower is Solvent prior to and after giving
               --------
effect to the making of each Revolving Loan.

          9.9  Debt.  The Borrower has no Debt, except (a) the Obligations, (b)
               ----
Debt set forth in the most recent Financial Statements delivered to the Lender, or the notes thereto, (c) trade payables and other contractual obligations arising in the ordinary course of business since the date of such Financial Statements, and (d) Debt incurred since the date of such Financial Statements to finance Capital Expenditures permitted hereby.

          9.10 Distributions.  From March 31, 1996 through the date hereof, no
               -------------
Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrower.

          9.11 Title to Property.  Except for Permitted Liens and except for
               -----------------
Property which the Borrower leases, the Borrower has good, indefeasible, and merchantable title to all of its other Property including, without limitation, the assets reflected on the most recent Financial Statements delivered to the Lender, except as disposed of since the date thereof in the ordinary course of business.

          9.12 Adequate Assets.  The Borrower possesses adequate assets for the
               ---------------
conduct of its business.

          9.13 Real Property; Leases.  Schedule 9.13 hereto is a correct and
               ---------------------   -------------
complete list of all real property owned by the Borrower, all leases and subleases of real or personal property by the Borrower as lessee or sublessee, and all leases and subleases of real or personal property by the Borrower as lessor or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect and no default by any party to any such lease or sublease exists.

          9.14 Proprietary Rights Collateral.  Except for a leasing agreement
               -----------------------------
between Borrower and Camp 7, Inc. dated July 6, 1995, a copy of which has been delivered to Lender, none of the Proprietary Rights are subject to any licensing agreement or similar arrangement. None of the Proprietary Rights infringe on or conflict with any other Person's Property, and no other Person's Property infringes on or conflicts with the Proprietary Rights, except for infringements or conflicts that, individually or taken together, could not reasonably be expected to have a material adverse effect on the Borrower's Property, business operations, or conditions (financial or otherwise). The Proprietary Rights presently owned by the Borrower constitute all of the Property of such type necessary to the current and anticipated future conduct of the Borrower's business.

          9.15 Trade Names and Terms of Sale.  All trade names or styles under
               -----------------------------
which the Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule
9.15                                                                  --------
- ----
          9.16 Litigation.  Except as disclosed in writing to the Lender before
               ----------
the Closing Date, there is no pending or, to the best of the Borrower's knowledge, threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

          9.17 Restrictive Agreements.  The Borrower is not a party to any
               ----------------------
contract or agreement, and is not subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects the Borrower's Property, business, operations, or condition (financial or otherwise).

          9.18 Labor Disputes.  Except as disclosed in writing to the Lender
               --------------
before the Closing Date: (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries; (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement; (c) no union of other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose; and (d) there is no pending or, to the best of the Borrower's knowledge, threatened strike, work stoppage, material unfair labor practice claims, or other material labor dispute against or affecting the Borrower, or any of its Subsidiaries or their respective employees.

          9.19 Environmental Laws.  Except as otherwise disclosed on Schedule
               ------------------                                    --------
9.19:
- ----

          (a) The Borrower and its Subsidiaries have complied in all material respects with all Environmental Laws applicable to its Premises and business, and neither the Borrower nor any Subsidiary nor any of its present Premises or operations, nor its past property or operations, is subject to any enforcement order from or liability agreement with any Public Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

          (b) The Borrower and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all terms and conditions of such permits.

          (c) Neither the Borrower nor any of its Subsidiaries, nor, to the best of the Borrower's knowledge, any of its predecessors in interest, has stored, treated or disposed of any hazardous waste on any Premises, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law.

          (d) Neither the Borrower nor any of its Subsidiaries has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Public Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

          (e) None of the present or past operations of the Borrower and its Subsidiaries is the subject of any investigation by any Public Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

          (f) There is not now, nor to the best of the Borrower's knowledge has there ever been on or in the Premises:

              (i)   any underground storage tanks or surface impoundments,

              (ii)  any asbestos containing material, or

              (iii) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment.

          (g) Neither the Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted release or discharge of a Contaminant into the environment.

          (h) Neither the Borrower nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on the Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

          (i) None of the products manufactured, distributed or sold by the Borrower or any of its Subsidiaries contain asbestos material.

          (j) No Environmental Lien has attached to any Premises of the Borrower or any of its Subsidiaries.

          9.20 No Violation of Law.  The Borrower is not in violation of any
               -------------------
law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would in any respect materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

          9.21 No Default.  The Borrower is not in default with respect to any
               ----------
note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower is a party or bound, which default could reasonably be expected to materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

          9.22 ERISA Compliance.  Except as specifically disclosed in Schedule
               ----------------                                       --------
9.22:
- ----

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Public Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on the Borrower's business or operations. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on the Borrower's business or operations.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded pension liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

          9.23 Taxes.  The Borrower and its Subsidiaries have, to the best of
               -----
the Borrower's knowledge, filed all tax returns and other reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets that are otherwise due and payable except for such taxes as are being contested in good faith, by appropriate proceedings diligently pursued and with respect to which reserves, in accordance with GAAP, are being maintained by the Borrower or any such Subsidiary, as the case may be.

          9.24 Use of Proceeds.  None of the transactions contemplated in this
               ---------------
Agreement (including, without limitation, the use of proceeds from the Loans) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), 12 C.F.R., Chapter II. Borrower does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U or G. None of the proceed of the loans will be used, directly or indirectly, to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

          9.25 Private Offerings.  Borrower has not, directly or indirectly,
               -----------------
offered the Loans for sale to, or solicited offers to buy part thereof from, or otherwise approached or negotiated with respect thereto with any prospective purchaser other than Lender. Borrower hereby agrees that neither it nor anyone acting on its behalf has offered or will offer the Loans or any part thereof or any similar securities for issue or sale to or solicit any offer to acquire any of the same from anyone so as to bring the issuance thereof within the provisions of Section 5 of the Securities Act of 1933, as amended.

          9.26 Broker's Fees.  Borrower and Lender represent and warrant to each
               -------------
other that no Person is entitled to any brokerage fees with respect to the transactions described in this Agreement.

          9.27 No Material Adverse Change.  No material adverse change has
               --------------------------
occurred in the Borrower's Property, business, operations, or conditions (financial or otherwise) since the date of the Financial Statements delivered to the Lender.

          9.28 Disclosure.  Neither this Agreement nor any document or statement
               ----------
furnished to the Lender by or on behalf of the Borrower hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     10.  AFFIRMATIVE AND NEGATIVE COVENANTS.
          ----------------------------------

          The Borrower covenants that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

          10.1 Taxes and Other Obligations.  The Borrower and each of its
               ---------------------------
Subsidiaries shall: (a) file when due all tax returns and other reports which it is required to file, pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay when due all Debt owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however that the Borrower and its Subsidiaries need not pay any tax,
- --------  -------
fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued and as to which appropriate reserves shall have been established in accordance with GAAP.

          10.2 Corporate Existence and Good Standing.  The Borrower and each of
               -------------------------------------
its Subsidiaries shall maintain its corporate existence and its qualification and good standing in all states necessary to conduct its business and own its Property, and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property.

          10.3 Compliance with Law and Agreements.  The Borrower and each of its
               ----------------------------------
Subsidiaries shall comply with the material terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound, except to the extent that any such failure to comply does not, and could not reasonably be expected to, have a material adverse effect on Borrower's Property, business, operations, or conditions (financial or otherwise).

          10.4 Maintenance of Property and Insurance.  The Borrower and each of
               -------------------------------------
its Subsidiaries shall: (a) maintain all of its Property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted; and (b) in addition to the insurance required by Section 7.7, maintain
                                                           -----------
with financially sound and reputable insurers such other insurance with respect to its Property and business against casualties and contingencies of such types (including, without limitation, business interruption, public liability, product liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Lender, at its request, as additional insured under each such policy.

          10.5 Environmental Laws.  The Borrower shall conduct its business in
               ------------------
full compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the Borrower's generation, handling, use, storage, and disposal of hazardous and toxic wastes and substances. The Borrower shall take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Lender on such response. Without limiting the generality of the foregoing, whenever the Borrower gives notice to the Lender pursuant to Section 8.3(g) the Borrower shall, at the
                                 --------------
Lender's request and the Borrower's expense: (a) cause an independent environmental engineer acceptable to the Lender to conduct such tests of the site where the Borrower's noncompliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide to the Lender a supplemental report of such engineer whenever the scope of the environmental problems, or the Borrower's response thereto or the estimated costs thereof, shall change.

          10.6 ERISA.  The Borrower shall cause each Plan to be qualified within
               -----
the meaning of Section 401(a) of the Code and to be administered in all respects in compliance with ERISA and Section 401(a) of the Code.

          10.7 Mergers, Consolidations, Acquisitions, or Sales.  Neither the
               -----------------------------------------------
Borrower nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its Property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except sales of

Inventory in the ordinary course of its business or sales of Equipment as provided in Section 7.12.

          10.8 Distributions; Capital Changes.  Neither the Borrower nor any of
               ------------------------------
its Subsidiaries shall: (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except: Distributions in accordance with the Tax Indemnification Agreement; Distributions consisting of payments in respect of stock appreciation rights as presently provided for under the 1992 Plan; Distributions to the Borrower by a Subsidiary wholly owned by the Borrower; and Distributions consisting of dividends payable on, or redemption of, its common stock if after giving effect thereto (i) no Event of Default shall exist, (ii) there shall exist at least $2,000,000 of Availability, and
(iii) the ratio of (X) the sum of Adjusted Net Earnings from Operations, plus
                                                                         ----
interest expense, plus taxes, plus depreciation and amortization expense to (Y)
                  ----        ----
the sum of principal payments on Debt for borrowed money, plus, interest
                                                          ----
expense, plus taxes, plus Capital Expenditures, plus Distributions, all for the
         ----        ----                       ----
preceding 12 month period, shall exceed 1.0:1.0; or (b) make any change in its capital structure which could adversely affect the repayment of the Obligations.

          10.9 Transactions Affecting Collateral or Obligations.  Neither the
               ------------------------------------------------
Borrower nor any of its Subsidiaries shall enter into any transaction which materially and adversely affects the Collateral or the Borrower's ability to repay the Obligations.

          10.10  Guaranties.  Neither the Borrower nor any of its Subsidiaries
                 ----------
shall make, issue, or become liable on any Guaranty, except Guarantees in favor of the Lender and endorsements of instruments for deposit.

          10.11  Debt.  Neither the Borrower nor any of its Subsidiaries shall
                 ----
incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; and (c) other Debt existing on the Closing Date and reflected in the Financial Statements delivered to the Lender concurrently herewith.

          10.12  Prepayment.  Neither the Borrower nor any of its Subsidiaries
                 ----------
shall voluntarily prepay any Debt, except the Obligations in accordance with their terms.

          10.13  Transactions with Affiliates.  Except as set forth below and on
                 ----------------------------
Schedule 10.13, neither the Borrower nor any of its Subsidiaries shall: sell,
- --------------
transfer, distribute, or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness or any Property of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries may engage in transactions (in addition to those set forth on Schedule 10.13) with Affiliates in the ordinary course of business
             --------------
in amounts and upon terms fully disclosed to the Lender and no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a third party who is not an Affiliate.

          10.14  Business Conducted.  The Borrower and its Subsidiaries shall
                 ------------------
not engage, directly or indirectly, in any line of business other than the businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date.

          10.15  Liens.  Neither the Borrower nor any of its Subsidiaries shall
                 -----
create, incur, assume, or permit to exist any Lien on any Property now owned or hereafter acquired by any of them, except Permitted Liens.

          10.16  Sale and Leaseback Transactions.  Neither the Borrower nor any
                 -------------------------------
of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or a Subsidiary to lease or rent Property that the Borrower or a Subsidiary has or will sell or otherwise transfer to such Person.

          10.17  New Subsidiaries.  The Borrower shall not, directly or
                 ----------------
indirectly, organize or acquire any Subsidiary other than those listed on
Schedule 10.18.
- --------------

          10.18  Restricted Investments.  Neither the Borrower nor any of its
                 ----------------------
Subsidiaries shall make any Restricted Investment.

          10.19  Capital Expenditures.  Neither the Borrower nor any of its
                 --------------------
Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrower and its Subsidiaries in any Fiscal year would exceed $3,600,000.

          10.20  Operating Lease Obligations.  Neither the Borrower nor any of
                 ---------------------------
its Subsidiaries shall enter into any lease of real or personal property as lessee or sublessee (other than Capital Leases), if, after giving effect thereto, the aggregate amount of Rentals (as hereinafter defined) payable by the Borrower and its Subsidiaries in any Fiscal Year in respect of such lease and all other such leases would exceed $_________ (such amount being referred to herein as "Permitted Rentals"). The term "Rentals" means all payments due from
           -----------------
the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs, and insurance premiums.

          10.21  Minimum Interest Coverage.
                 -------------------------

          (a) In order to avoid an increase in the Reference Rate Margin and the LIBOR Margin, the Borrower will maintain a ratio of (a) Adjusted Net Earnings from Operations for the fiscal quarter specified below plus interest, tax,
                                                       ----
depreciation, and amortization expense for such fiscal quarter to (b) interest
                                                               --
expense for such fiscal quarter of not less than the following:

      Quarter Ending           Minimum Ratio

         9/30/96                  1.06:1.0

        12/31/96                  3.87:1.0

         3/31/97                  4.01:1.0

         6/30/97                  0.30:1.0

         9/30/97                  1.75:1.0

 12/31/97 and thereafter          5.50:1.0


          (b) The Borrower will maintain a ratio of (a) Adjusted Net Earnings from Operations for the fiscal quarter specified below plus interest, tax,
                                                       ----
depreciation, and amortization expense for such fiscal quarter to (b) interest
                                                               --
expense for such fiscal quarter of not less than the following, and any failure to maintain the applicable ratios set forth in this Section 10.22(b) shall constitute an Event of Default:



     Quarter Ending            Minimum Ratio

         6/30/96                 0.01:1.0

         9/30/96                 0.75:1.0

        12/31/96                 3.25:1.0

         3/31/97                 2.70:1.0

         6/30/97                 0.01:1.0

         9/30/97                 1.25:1.0

        12/31/97                 4.50:1.0

 3/31/98 and thereafter          5.00:1.0


          10.22  Adjusted Tangible Net Worth.
                 ---------------------------

          (a) In order to avoid an increase in the Reference Rate Margin and the LIBOR Margin, the Borrower will maintain Adjusted Tangible Net Worth of not less than the following amounts as of the following dates:

     Quarter Ending                     Minimum Dollar Amount (in 000s)

         6/30/96                                    $23,671

         9/30/96                                    $23,346

        12/31/96                                    $24,849

         3/31/97                                    $24,889

         6/30/97                                    $23,800

         9/30/97                                    $23,800

        12/31/97                                    $25,200

 3/31/98 and thereafter                             $25,400

          (b) The Borrower will maintain Adjusted Tangible Net Worth of not less than the following amounts as of the following dates, and any failure to maintain the applicable ratios set forth in this Section 10.23(b) shall constitute an Event of Default:


      Month Ending                      Minimum Dollar Amount (in 000s)

         5/31/96                                    $23,000

         6/30/96                                    $23,000

         7/31/96                                    $23,000

         8/30/96                                    $23,000

         9/30/96                                    $23,000

        10/31/96                                    $22,000

        11/30/96                                    $22,000

        12/31/96                                    $24,300

         1/31/97                                    $23,400

         2/28/97                                    $23,400

         3/31/97                                    $23,400

         4/30/97                                    $23,400

         5/31/97                                    $23,400

         6/30/97                                    $23,400

         7/31/97                                    $23,400

         8/30/97                                    $23,400

         9/30/97                                    $23,400

        10/31/97                                    $22,000

        11/30/97                                    $22,000

        12/31/97                                    $25,000

         1/31/98                                    $24,600

         2/28/98                                    $24,600

 3/31/98 and thereafter                             $24,600

          10.23  Further Assurances.  The Borrower shall execute and deliver, or
                 ------------------
cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

     11.  CLOSING; CONDITIONS TO CLOSING.
          ------------------------------

          The Lender will not be obligated to make the initial Loans or to obtain any Letters of Credit on the Closing Date, unless the following conditions precedent have been satisfied in a manner satisfactory to Lender:

          11.1 Conditions Precedent to Making of Loans on the Closing Date.
               -----------------------------------------------------------

          (a) Representations and Warranties; Covenants; Events.  The Borrower's
              -------------------------------------------------
representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete; the Borrower shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with; and there shall exist no Event or Event of Default on the Closing Date.

          (b) Delivery of Documents.  The Borrower shall have delivered, or
              ---------------------
caused to be delivered, to the Lender such documents, instruments and agreements as the Lender shall request in connection herewith, duly executed by all parties thereto other than the Lender, and in form and substance satisfactory to the Lender and its counsel, including, without limitation, this Agreement, a Uniform Commercial Code financing statement for filing in the

Office of the California Secretary of State, and an opinion of counsel issued to Lender by Borrower's counsel.

          (c) Termination of Liens.  The Lender shall have received a duly
              --------------------
executed payoff letter from Wells Fargo Bank, N.A., and duly executed UCC-2 Termination Statements and other instruments, in form and substance satisfactory to the Lender, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrower and its Subsidiaries except Permitted Liens.

          (d) Environmental Compliance.  The Lender shall have received evidence
              ------------------------
satisfactory to it that there does not exist on the Premises or in connection with the operation thereof or of the Borrower's business, any violation of any Environmental Laws.

          (e) Required Approvals.  The Lender shall have received certified
              ------------------
copies of all consents or approvals of any Public Authority or other Person which the Lender determines is required in connection with the transactions contemplated by this Agreement.

          (f) No Material Adverse Change.  There shall have occurred no material
              --------------------------
adverse change in the Borrower's business or financial condition or in the Collateral since March 31, 1996, and the Lender shall have received a certificate of Borrower's chief financial officer to such effect.

          (g) Proceedings.  All proceedings to be taken in connection with the
              -----------
transactions contemplated by this Agreement, and all documents, contemplated in connection herewith, shall be satisfactory in form and substance to the Lender and its counsel.

          (h) Excess Availability.  After taking into account the Revolving
              -------------------
Loans and the Letters of Credit issued on the Closing Date, there shall be remaining Availability of at least ten percent (10%) of the Availability calculated prior to the making of such Revolving Loans and the issuance of the Letters of Credit.

          11.2 Conditions Precedent to Each Loan.  The obligation of the Lender
               ---------------------------------
to make each Loan or to provide for the issuance of any Letter of Credit shall be subject to the conditions precedent that on the date of any such extension of credit the following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (a) and (b), with the same effect as the delivery to the Lender of a certificate signed by the chief executive officer and chief financial officer of the Borrower, dated the date of such extension of credit, stating that:

          (a) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent the Lender has been notified by the Borrower that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty; and

          (b) No Event or Event of Default has occurred and is continuing, or would result from such extension of credit.

     12.  DEFAULT; REMEDIES.
          -----------------

          12.1 Events of Default.  It shall constitute an event of default
               -----------------
("Event of Default") if any one or more of the following shall occur for any
 ------------------
reason:

          (a) failure to make payment of principal, interest, fees or premium on any of the Obligations when due;

          (b) any representation or warranty made by the Borrower in this Agreement, any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any Subsidiary at any time to the Lender shall prove to be untrue in any material respect as of the date when made or furnished;

          (c) default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreements, the other Loan Documents, or any other agreement entered into at any time to which the Borrower and the Lender are party, or if any such agreement or document shall terminate (other than in accordance with its terms or with the written consent of the Lender) or become void or unenforceable without the written consent of the Lender;

          (d) default shall occur in the payment of any principal or interest on any indebtedness for borrowed money (other than the Obligations) beyond any period of grace provided with respect thereto;

          (e) the Borrower or any Subsidiary shall: (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

          (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of the Borrower's or any Subsidiary's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing;

          (g) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for the Borrower or any Subsidiary or for all or any part of their Property shall be appointed involuntarily; or a warrant of attachment, execution or similar process shall be issued against any part of the Property of the Borrower or any Subsidiary;

          (h) the Borrower or any Subsidiary shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

          (i) all or any part of the Property of the Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of the Borrower shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

          (j) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

          (k) one or more final judgments for the payment of money aggregating in excess of $100,000 (to the extent not covered by insurance or where the insurer has not accepted coverage) shall be rendered against the Borrower or any Subsidiary and the Borrower or such Subsidiary shall fail to discharge the same within thirty (30) days from the date of notice of entry thereof or to appeal therefrom;

          (l) any loss, theft, damage or destruction of any item or items of Collateral occurs which: (i) materially and adversely affects the operation of the Borrower's business or (ii) is material in amount and is not adequately covered by insurance;

          (m) Norbert J. Olberz, his estate, heirs (following his death), or one or more trusts controlled by him, ceases to own or have the right to control the voting of at least 51% of the Voting Stock of Borrower;

          (n) any event or condition shall occur or exist with respect to a Plan that could, in the Lender's reasonable judgment, subject the Borrower or any Subsidiary to any tax, penalty or other liabilities under ERISA or the Code which in the aggregate are material in relation to the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries taken as a whole; or

          (o) there occurs any material adverse change in the Borrower's Property, business, operations, or condition (financial or otherwise).

     13.  REMEDIES.
          --------

          (a) If an Event of Default exists, the Lender may, without notice to or demand on the Borrower, do one or more of the following at any time or times and in any order: (i) reduce the Availability or one or more of the elements thereof; (ii) restrict the amount of or refuse to make Revolving Loans and restrict or refuse to arrange for Letters of Credit; (iii) terminate this Agreement; (iv) declare any or all Obligations to be immediately due and payable (provided however that upon the occurrence of any Event of Default described in Sections 11.1(e). 11.1(f), 11.1(g), or 11.1(h), all Obligations shall automatically become immediately due and payable); and (v) pursue its other rights and remedies under the Loan Documents and applicable law.

          (b) If an Event of Default exists: (i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) the Lender may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Lender, or remove any part of it to such other place or places as the Lender may desire, or the Borrower shall, upon the Lender's demand, at the Borrower's cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; and (iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) days prior to such action to the Borrower's address specified in or pursuant to Section 15.11. If any Collateral is sold on terms
                            -------------
other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to the Borrower. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Lender has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Lender's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorneys. fees, and second, in whatever order the Lender elects, to all Obligations. The Lender will return any excess to the Borrower or such other Person as shall be legally entitled thereto and the Borrower shall remain liable for any deficiency.

          (c) If an Event of Default occurs, the Borrower hereby waives (i) all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing, and (ii) all rights of set-off and counterclaim against Lender.

          (d) If the Lender terminates this Agreement upon an Event of Default, the Borrower shall pay the Lender, immediately upon termination, an early termination penalty equal to the early termination fee that would have been payable under Section 14 if this Agreement had been terminated on that date
              ----------
pursuant to the Borrowers election.

     14.  TERM AND TERMINATION.
          --------------------

          The initial term of this Agreement shall be two (2) years from the Closing Date. This Agreement shall automatically be renewed thereafter for successive one-year terms, unless this Agreement is terminated as provided below. The Lender and the Borrower shall have the right to terminate this Agreement, without premium or penalty, at the end of the initial term or at the end of any renewal term by giving the other written notice not less than sixty
(60) days prior to the end of such term by registered or certified mail. The Borrower may also terminate this Agreement at any time during its initial term or any successive renewal term if: (a) it gives the Lender sixty (60) days prior written notice of termination by registered or certified mail; (b) it pays and performs all Obligations on or prior to the effective date of termination; and
(c) it pays the Lender, on or prior to the effective date of termination, and
(i) two percent (2%) of the average amount of the Revolving Loans and Letters of Credit outstanding during the prior 180 day period (or lesser period if within 180 days of the Closing Date) if such termination is made on or prior to the first Anniversary Date; and (ii) one-half percent ( 1/2%) of the average amount of the Revolving Loans and Letters of Credit outstanding during the prior 180 day period if such termination is after the first Anniversary Date, including during any renewal term; provided, however, no early termination fee shall be
                         --------  -------
payable in the event of any early termination of this Agreement due to a refinancing effected by Bank. The Lender may also terminate this Agreement without notice upon an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full, the Lender shall retain all its rights and remedies hereunder (including, without limitation, in all then existing and after-arising Collateral).

     15.  MISCELLANEOUS.
          -------------

          15.1 Cumulative Remedies; No Prior Recourse to Collateral.  The
               ----------------------------------------------------
enumeration herein of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral.

          15.2 No Implied Waivers.  No act, failure or delay by the Lender shall
               ------------------
constitute a waiver of any of its rights and remedies. No single or partial waiver by the Lender of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Lender shall affect its rights to require strict performance of this Agreement.

          15.3 Severability.  If any provision of this Agreement shall be
               ------------
prohibited or invalid, under applicable law, it shall be is effective only to such extent, without invalidating the remainder of this Agreement.

          15.4 Governing Law.  This Agreement shall be deemed to have been made
               -------------
in the State of California and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

          15.5 Consent to Jurisdiction and Venue; Service of Process.  Each of
               -----------------------------------------------------
the Borrower and the Lender agrees that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the Superior Court of the State of California for Los Angeles County, or in the United States District Court for the Central District of California, and each of the Borrower and the Lender consents and submits in advance to such jurisdiction and agrees that venue will be proper in such courts on any such matter. Each of the Borrower and the Lender hereby waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to such Person. Should either the Borrower or the Lender fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing or other service thereof, such Person shall be deemed in default and an order or judgment may be entered against such Person as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction.

          15.6 Waiver of Jury Trial.  THE BORROWER HEREBY WAIVES TRIAL BY JURY,
               --------------------
RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER AND THE LENDER. THE BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

          15.7 Arbitration; Reference Proceeding.
               ---------------------------------

          (a) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR INSTRUMENTS RELATING HERETO OR DELIVERED IN CONNECTION HEREWITH AND ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF ANY PARTY BE DETERMINED BY ARBITRATION. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE UNITED STATES ARBITRATION ACT (TITLE 9, U.S. CODE), NOTWITHSTANDING ANY CHOICE OF LAW PROVISION IN THIS AGREEMENT, AND UNDER THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE ARBITRATION SHALL BE CONDUCTED WITHIN LOS ANGELES COUNTY, CALIFORNIA. THE ARBITRATOR (S) SHALL GIVE EFFECT TO STATUTES OF LIMITATION IN DETERMINING ANY CLAIM. ANY CONTROVERSY CONCERNING WHETHER AN ISSUE IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). JUDGMENT UPON THE ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR PURSUIT OF A PROVISIONAL OR ANCILLARY REMEDY SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION IF ANY OTHER PARTY CONTESTS SUCH ACTION FOR JUDICIAL RELIEF.

          (b) Notwithstanding the provisions of subparagraph (a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to the Lender which is secured by real property collateral located in California. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph (c).

          (c) A controversy or claim which is not submitted to arbitration as provided and limited in subparagraphs (a) and (b) shall, at the request of any party, be determined by a reference in accordance with California Code of Civil Procedure Section 638 et seq. If such an election is made, the parties shall
                      -- ---
designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA--sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

          (d) No provision of this paragraph shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference.

          15.8 Survival of Representations and Warranties.  All of the
               ------------------------------------------
Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents.

          15.9 Other Security and Guaranties.  The Lender may, without notice or
               -----------------------------
demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

          15.10  Fees and Expenses.  The Borrower shall pay to the Lender on
                 -----------------
demand all costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) attorneys' and paralegal's fees and disbursements of counsel to the Lender (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) ; (b) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Security Interest; (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) except as otherwise specifically provided in this Agreement, costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals together with an allocated charge of $500 per day for each auditor employed by Lender for inspections of the Collateral and the Borrower's operations; (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts; (h) all amounts that the Borrower is required to pay under the Letter of Credit Agreement; (i) costs and expenses of preserving and protecting the Collateral; and (j) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). If either the Lender or the Borrower files any lawsuit against the other predicated on a breach of this Agreement or the Loan Documents, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's loan account as Revolving Loans.

          15.11  Notices.  Except as otherwise provided herein, all notices,
                 -------
demands, and requests that either party is required or elects to give to the other shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier services, or mailed by registered or certified mail, return receipt requested, postage prepaid, and shall be addressed to the party to be notified as follows:

     If to the Lender:         BankAmerica Business Credit, Inc.
                               Two North Lake Avenue
                               Pasadena, California 91101
                               Attention: Charles Burtch

     with a copy to:           Bank of America NT&SA, Legal Department
                               10124 Old Grove Road
                               San Diego, California 92131

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     If to the Borrower:       Sport Chalet, Inc.
                               920 Foothill Boulevard
                               La Canada, California 91011
                               Attention: Howard Kaminsky

or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage paid, if sent by registered or certified mail.

          15.12  Indemnification.  BORROWER HEREBY INDEMNIFIES, DEFENDS AND
                 ---------------
HOLDS LENDER, AND ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL, HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, DEFICIENCIES, JUDGMENTS, PENALTIES OR EXPENSES IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL ARISING OUT OF OR BY REASON OF ANY LITIGATION, INVESTIGATIONS, CLAIMS, OR PROCEEDINGS (WHETHER BASED ON ANY FEDERAL, STATE OR LOCAL LAWS OR OTHER STATUTES OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECURITIES, ENVIRONMENTAL, OR COMMERCIAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT OR OTHERWISE) COMMENCED OR THREATENED, WHICH ARISE OUT OF OR ARE IN ANY WAY BASED UPON THE NEGOTIATION, PREPARATION, EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY UNDERTAKING OR PROCEEDING RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION TO ACT, EVENT OR TRANSACTION RELATED OR ATTENDANT THERETO, INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID IN SETTLEMENT, COURT COSTS, AND THE FEES AND EXPENSES OF COUNSEL REASONABLY INCURRED IN CONNECTION WITH ANY SUCH LITIGATION, INVESTIGATION, CLAIM OR PROCEEDING; PROVIDED, HOWEVER, THAT BORROWER SHALL NOT INDEMNIFY LENDER, ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL FROM SUCH DAMAGES RESULTING FROM THEIR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against Borrower, or by Borrower or any other party against Lender, which in Lender's sole discretion makes it advisable for Lender to seek counsel for protection and preservation of its liens and security assets, or to defend its own interest, such expenses and counsel fees shall be allowed to Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 14.11 may be
                                                   -------------
unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by Lender. The foregoing

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indemnity shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

          15.13  Waiver of Notices.  Unless otherwise expressly provided herein,
                 -----------------
the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

          15.14  Binding Effect; Assignment; Participations.  (a) The provisions
                 ------------------------------------------
of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower
- --------  -------
without the prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if the Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof.

          (b) Lender may at any time sell to one or more Persons (a "Participating Lender") participating interests in the Loans and the other interests of Lender hereunder and under the other Loan Documents; provided,
                                                                  --------
however, that (i) the Lender's commitment to lend and other obligations under
- -------
this Agreement or under any other Loan Document shall remain unchanged, (ii) no participating interest contemplated hereunder shall relieve Lender from its commitment to lend or its other obligations hereunder or under the other Loan Documents, (iii) the Lender shall remain solely responsible for the performance of its commitment to lend and such other obligations, (iv) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and each of the other Loan Documents, (v) no Participating Lender shall be entitled to require Lender to take or refrain from taking any action hereunder or under any other Loan Document; and (vi) Lender shall not transfer or grant any participating interest under which the Participating Lender shall have any right to approve any amendment of or any consent or waiver with respect to this Agreement or any other Loan Document. In the case of any such participation, except as provided in Section 15.19, the Participating Lender shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as Lender had not sold such participation.

          15.15  Modification.  This Agreement is intended by the Borrower and
                 ------------
the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of the Lender.


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          15.16  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, and by the Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

          15.17  Captions.  The captions contained in this Agreement are for
                 --------
convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

          15.18  Right of Set-Off.  Whenever an Event of Default exists, the
                 ----------------
Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any affiliate of the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, whether or not then due and payable. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          15.19  Participating Lender's Security Interests. The Lender may,
                 -----------------------------------------
without notice to or consent by the Borrower, grant one or more participations in the Loans to Participating Lenders. If a Participating Lender shall at any time with the Borrower's knowledge participate with the Lender in the Loans, the Borrower hereby grants to such Participating Lender, and the Lender and such Participating Lender shall have and are hereby given, a continuing lien on and security interest in any money, securities and other property of the Borrower in the custody or possession of the Participating Lender, including the right of setoff, to the extent of the Participating Lender's participation in the Obligations, and such Participating Lender shall be deemed to have the same right of setoff to the extent of Participating Lender's participation in the Obligations under this Agreement as it would have it were a direct lender.

          IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                              SPORT CHALET, INC.


                              By: /s/ Howard Kaminsky
                                 -------------------------------------------
                                 Title:  Chief Financial Officer


                              BANKAMERICA BUSINESS CREDIT, INC.


                              By: /s/ M.L. Williams
                                 -------------------------------------------
                                 Title:  Vice President


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                           List of Exhibits/Schedules
                           --------------------------


     Schedule 7.3   Locations of Borrower

     Schedule 9.4   Names of Borrower and Trade Styles

     Schedule 9.5 Subsidiaries and Affiliates and state of incorporation and qualification

     Schedule 9.13  Real Estate - Owned and Leased

     Schedule 9.15  Trade Names

     Schedule 9.19  Environmental Laws

     Schedule 9.22  ERISA Compliance

     Schedule 10.13 Transactions with Affiliates

     Schedule 10.18 New Subsidiaries

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